Exhibit 2.2


                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF CONNECTICUT
                               NEW HAVEN DIVISION

In re:                              :
                                    :
INFORMATION MANAGEMENT              :       CHAPTER 11
ASSOCIATES, INC. d/b/a IMA,         :
                                    :       CASE NO. 00-33268(LMW)
                   Debtor           :

                  FIRST AMENDMENT TO PLAN OF REORGANIZATION OF
                INFORMATION MANAGEMENT ASSOCIATES, INC. D/B/A IMA
                -------------------------------------------------

        Information Management Associates, Inc. d/b/a IMA, by its undersigned attorneys, hereby amends Section 9.4 of its Plan of Reorganization dated November 14, 2001 as follows:

        Dissolution of the Debtor. Within 60 days of the final distribution to Class 4, the Debtor shall take such steps as may be necessary to dissolve the Debtor under applicable state law.

        Dated this 21st day of December 2001 at Bridgeport, Connecticut.

                           ZEISLER & ZEISLER, P.C.
                           Attorneys for Information Management Associates, Inc.

                           By: /s/ James Berman
                               ----------------------------
                               James Berman (ct06027)
                               558 Clinton Avenue
                               P.O. Box 3186
                               Bridgeport, CT 06605-0186
                               (203) 368-4234